Consent of Independent Auditors


The Trustees
The Kent Funds

We consent to the use of our reports dated February 9, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "CUSTODIAN, AUDITORS AND COUNSEL" in the statement of additional information.

					/s/ KPMG Peat Marwick LLP
					KPMG Peat Marwick LLP

Boston, Massachusetts
February 29, 1996